Exhibit 1.01

Conflict Minerals Report
For The Reporting Period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (the “Report”) of QuickLogic Corporation (“QuickLogic” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2017 to December 31, 2017.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company's Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2017.

These products, which are referred to in this Report collectively as the "Covered Products," are the following:

QuickLogic Product Platform Families	Description
ARCTICLINK®	Semiconductor device
ARCTICLINK II	Semiconductor device
ARCTICLINK III	Semiconductor device
ARCTICLINK 3 S1	Semiconductor device
ARCTICLINK 3 S2	Semiconductor device
ECLIPSE	Semiconductor device
ECLIPSE II	Semiconductor device
ECLIPSE PLUS	Semiconductor device
EOS S3	Semiconductor device
PASIC®3	Semiconductor device
POLARPRO®	Semiconductor device
POLARPRO II	Semiconductor device
POLARPRO 3	Semiconductor device
POLARPRO 3E	Semiconductor device
QUICKPCI	Semiconductor device
QUICKRAM	Semiconductor device

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the following Conflict Minerals, namely gold, tantalum, tin and tungsten, are necessary to the functionality or production of products contracted to be manufactured by us during the calendar year 2017. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our

RCOI, we employed a combination of measures to determine whether the Conflict Minerals in our Covered Products originated from the Covered Countries, and determined that the Company would survey each of its Tier 1 suppliers.

As such, our RCOI primarily consisted of utilizing the Conflict Minerals Reporting Template (“CMRT”) prepared by the Responsible Minerals Initiative, an initiative of the Responsible Business Alliance and Global eSustainability Initiative for Tier 1 suppliers of our devices in 2017. Only CMRT’s 5.01or higher were accepted. Responses were reviewed for completeness, reasonableness and consistency, and we routinely followed up for any corrections and clarifications. During 2017, we contracted with Source 44 LLC dba Source Intelligence, a third party vendor to coordinate the efforts of receiving and analyzing the CMRTs. Through Source Intelligence’s database we received detailed information regarding the smelters/refiners and associated mine countries reported in our supply chain.

We submitted this template to six (6) Tier 1 suppliers and received 100% response rate. Of these responding suppliers, 100% indicated one or more of the Conflict Minerals are necessary to the functionality or production of the products supplied.

Description of the Company’s Due Diligence Process

Based on this information, we performed additional due diligence on the source and chain of custody of these Conflict Minerals pursuant to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“Framework”) to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups.

The Company's due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the "OECD Guidance"). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.
Adopt and Commit to a Supply Chain Policy for Conflict Minerals: Our Conflict Minerals Policy is available at http://www.quicklogic.com/corporate/support/conflict-minerals-policy. Our Policy underscores the Company’s commitment to ethical business conduct and the responsible sourcing of minerals and to working with our suppliers to ensure compliance with SEC regulations.

Our Policy notes the Company’s support of the industry-wide efforts the Responsible Business Alliance and Global eSustainability Initiative are making to address responsible sourcing of minerals through the development of the Responsible Minerals Initiative. Our policy discusses the Company’s adoption and use of the industry standard CMRT created by the Responsible Business Alliance and Global eSustainability Initiative to collect sourcing information related to conflict minerals as an element of our reasonable country of origin inquiry to verify the responsible sourcing of materials and to support compliance with SEC regulations. Listed below under the Findings are the results of the sourcing of minerals provided by the Tier 1 suppliers.

b.
Internal Management to Support Supply Chain Due Diligence: Our Vice President of Operations and Environmental Compliance Specialist (the “Conflict Minerals Team”) participate in the design and execution of our conflict minerals program and cooperate to manage and support our supply chain due diligence. The Conflict Minerals Team identified the suppliers to be contacted and adopted and approved for use the Reporting Template discussed above. The Environmental Compliance Specialist interacts directly with our suppliers and third party, Source Intelligence to obtain updated and current Reporting Templates and analyzes the information provided on the sourcing of the conflict minerals used in the manufacture of the Covered Products. Each response is reviewed to identify missing information and unclear responses. The Environmental Compliance Specialist meets regularly with the Vice President of Operations and Source Intelligence to discuss the results of the due diligence efforts and appropriate follow-up measures to be taken with our suppliers. The Vice President of Operations reports on the status of the Company’s supply chain due diligence at regularly scheduled meetings of the Company’s Board of Directors.

c.
Controls and Transparency to Support Supply Chain Diligence: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We review and compare this list to the list of smelters and refiners identified by the Responsible Minerals Initiative to be active in the Conflict Free Smelter Program. This enables us to identify the smelters and refiners that have been determined to be conflict-free and those that are actively progressing towards an audit to determine their status. We use Source Intelligence's database to further verify the smelter/refiners sourcing information. We have determined that this approach represents the most reasonable effort we can make to determine whether the minerals used in the production of our Covered Products are conflict-free.

d.
Supplier Engagement: We are dependent upon our suppliers to manufacture the Covered Products. We continue to work with our suppliers to support their efforts to identify the sources and status of the Conflict Minerals used in our Covered Products and to encourage each smelter and refiner in our supply chain to become or continue as an active participant in the Conflict Free Smelter Program. We continue to actively engage with our suppliers to strengthen our relationship with them and we have communicated to them our commitment to sourcing Conflict Minerals in a manner that does not benefit armed groups in the Covered Countries.

e.
Grievance Mechanism: We have grievance mechanisms in place that enable employees and suppliers to report violations of the Company’s policies. We have a compliance hotline which is operated by an independent company that may be called at any time to report grievances and invite individuals with grievances to bring these matters to the attention of the Audit Committee of our Board of Directors by written correspondence on a confidential basis. We also employ an email address by which matters may be brought at any time to the attention of our Conflict Minerals Team by sending an email to conflictminerals@quicklogic.com.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult to identify actors upstream from our Tier 1 suppliers. As discussed above, we identified Tier 1 suppliers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products they manufacture on our behalf. Our suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

We requested each of them to complete the CMRT and review the sourcing information provided in response to our requests for accuracy and completeness. In the event we find the responses to the Reporting Template unclear or incomplete, we contact the supplier in question for additional information and clarification. In some cases we may contact the smelter or refiner directly to obtain information. We intend to contact each of our suppliers at least once every six months to check on the status of their continuing due diligence and to obtain updated information. We record all information obtained from the CMRT to identify the smelters and refiners in our supply chain. The list of the smelters and refiners in our supply chain are verified against the lists compiled by the Responsible Minerals Initiative, TI-CMC, LBMA and RJC to determine which smelters and refiners have been determined to be compliant with the Responsible Minerals Assurance Process assessment protocols and certifications.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

In response to this risk assessment, the Company has an approved risk management plan which is implemented, managed and monitored through the above-described Conflict Minerals Team under the oversight of our Board of Directors. Any identified potential risks or quality control flags raised during the evaluation of supplier responses are noted on the Source Intelligence platform and reviewed by the team. We support the continued efforts of the Responsible Minerals Initiative to complete the audits of smelters that have agreed to date to participate in the Responsible Minerals Assurance Process and to encourage other identified smelters to become participants.

As a continuing part of our risk management plan, we have communicated our commitment to the use of conflict-free minerals in the manufacture of our Covered Products and our expectation that the manufacture of our Covered Products will be conflict-free.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct business relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct or request audits. Instead, we support the development and implementation of independent third party audits of smelters by encouraging our suppliers to purchase materials from audited, conflict-free smelters and determine whether the smelters that were used to process these minerals were validated as conflict-free as part of the Responsible Minerals Assurance Process. We monitor smelters or refiners certification status with Source Intelligence and the Responsible Minerals Initiative.

5.	Reporting on Supply Chain Due Diligence

In 2018, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://ir.quicklogic.com/sec.cfm.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, the list of known smelters utilized in our supply chain identified in our due diligence process and a description of our products that incorporate conflict minerals necessary to the functionality or production of such products.

Findings

Based on the information that was provided by the Company’s Tier 1 suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products include the smelters and refiners listed below. Included is whether such smelters have received a “conflict free” designation by the Responsible Minerals Initiative’s Responsible Minerals Assurance Process as of May 15, 2018.

	Smelter ID	Status	Country
Gold
Advanced Chemical Company	CID000015	CF	UNITED STATES OF AMERICA
Aida Chemical Industries Co., Ltd.	CID000019	CF	JAPAN
Al Etihad Gold LLC	CID002560	CF	UNITED ARAB EMIRATES
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	CF	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	CF	UZBEKISTAN
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	CF	BRAZIL
Argor-Heraeus S.A.	CID000077	CF	SWITZERLAND
Asahi Pretec Corp.	CID000082	CF	JAPAN
Asahi Refining Canada Ltd.	CID000924	CF	CANADA
Asahi Refining USA Inc.	CID000920	CF	UNITED STATES OF AMERICA
Asaka Riken Co., Ltd.	CID000090	CF	JAPAN
AU Traders and Refiners	CID002850	CF	SOUTH AFRICA
Aurubis AG	CID000113	CF	GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	CF	PHILIPPINES
Boliden AB	CID000157	CF	SWEDEN
C. Hafner GmbH + Co. KG	CID000176	CF	GERMANY
CCR Refinery - Glencore Canada Corporation	CID000185	CF	CANADA
Chimet S.p.A.	CID000233	CF	ITALY
Daejin Indus Co., Ltd.	CID000328	CF	KOREA, REPUBLIC OF
DODUCO Contacts and Refining GmbH	CID000362	CF	GERMANY
Dowa	CID000401	CF	JAPAN

DSC (Do Sung Corporation)	CID000359	CF	KOREA, REPUBLIC OF
Eco-System Recycling Co., Ltd.	CID000425	CF	JAPAN
Emirates Gold DMCC	CID002561	CF	UNITED ARAB EMIRATES
Geib Refining Corporation	CID002459	CF	UNITED STATES OF AMERICA
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CF	CHINA
Heimerle + Meule GmbH	CID000694	CF	GERMANY
Heraeus Metals Hong Kong Ltd.	CID000707	CF	CHINA
Heraeus Precious Metals GmbH & Co. KG	CID000711	CF	GERMANY
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CF	CHINA
Ishifuku Metal Industry Co., Ltd.	CID000807	CF	JAPAN
Istanbul Gold Refinery	CID000814	CF	TURKEY
Japan Mint	CID000823	CF	JAPAN
Jiangxi Copper Co., Ltd.	CID000855	CF	CHINA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	CF	RUSSIAN FEDERATION
JSC Uralelectromed	CID000929	CF	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	CID000937	CF	JAPAN
Kazzinc	CID000957	CF	KAZAKHSTAN
Kennecott Utah Copper LLC	CID000969	CF	UNITED STATES OF AMERICA
Kojima Chemicals Co., Ltd.	CID000981	CF	JAPAN
Korea Zinc Co., Ltd.	CID002605	CF	KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	CID001029	CF	KYRGYZSTAN
LS-NIKKO Copper Inc.	CID001078	CF	KOREA, REPUBLIC OF
Materion	CID001113	CF	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	CID001119	CF	JAPAN
Metalor Technologies (Hong Kong) Ltd.	CID001149	CF	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	CF	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	CID001147	CF	CHINA
Metalor Technologies S.A.	CID001153	CF	SWITZERLAND
Metalor USA Refining Corporation	CID001157	CF	UNITED STATES OF AMERICA
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	CF	MEXICO
Mitsubishi Materials Corporation	CID001188	CF	JAPAN
Mitsui Mining and Smelting Co., Ltd.	CID001193	CF	JAPAN
MMTC-PAMP India Pvt., Ltd.	CID002509	CF	INDIA
Moscow Special Alloys Processing Plant	CID001204	CF	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	CF	TURKEY
Nihon Material Co., Ltd.	CID001259	CF	JAPAN
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	CF	AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	CID001325	CF	JAPAN
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	CF	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	CID000493	CF	RUSSIAN FEDERATION
PAMP S.A.	CID001352	CF	SWITZERLAND
Prioksky Plant of Non-Ferrous Metals	CID001386	CF	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	CID001397	CF	INDONESIA
PX Precinox S.A.	CID001498	CF	SWITZERLAND

Rand Refinery (Pty) Ltd.	CID001512	CF	SOUTH AFRICA
Republic Metals Corporation	CID002510	CF	UNITED STATES OF AMERICA
Royal Canadian Mint	CID001534	CF	CANADA
Samduck Precious Metals	CID001555	CF	KOREA, REPUBLIC OF
SAXONIA Edelmetalle GmbH	CID002777	CF	GERMANY
Schone Edelmetaal B.V.	CID001573	CF	NETHERLANDS
SEMPSA Joyeria Plateria S.A.	CID001585	CF	SPAIN
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CF	CHINA
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CF	CHINA
Singway Technology Co., Ltd.	CID002516	CF	TAIWAN, PROVINCE OF CHINA
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	CF	RUSSIAN FEDERATION
Solar Applied Materials Technology Corp.	CID001761	CF	TAIWAN, PROVINCE OF CHINA
Sumitomo Metal Mining Co., Ltd.	CID001798	CF	JAPAN
T.C.A S.p.A	CID002580	CF	ITALY
Tanaka Kikinzoku Kogyo K.K.	CID001875	CF	JAPAN
The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CF	CHINA
Tokuriki Honten Co., Ltd.	CID001938	CF	JAPAN
Torecom	CID001955	CF	KOREA, REPUBLIC OF
Umicore Brasil Ltda.	CID001977	CF	BRAZIL
Umicore Precious Metals Thailand	CID002314	CF	THAILAND
Umicore S.A. Business Unit Precious Metals Refining	CID001980	CF	BELGIUM
United Precious Metal Refining, Inc.	CID001993	CF	UNITED STATES OF AMERICA
Valcambi S.A.	CID002003	CF	SWITZERLAND
Western Australian Mint (T/a The Perth Mint)	CID002030	CF	AUSTRALIA
WIELAND Edelmetalle GmbH	CID002778	CF	GERMANY
Yamakin Co., Ltd.	CID002100	CF	JAPAN
Yokohama Metal Co., Ltd.	CID002129	CF	JAPAN
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CF	CHINA
Tantalum
Changsha South Tantalum Niobium Co., Ltd.	CID000211	CF	CHINA
D Block Metals, LLC	CID002504	CF	UNITED STATES OF AMERICA
Exotech Inc.	CID000456	CF	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	CID000460	CF	CHINA
FIR Metals & Resource Ltd.	CID002505	CF	CHINA
Global Advanced Metals Aizu	CID002558	CF	JAPAN
Global Advanced Metals Boyertown	CID002557	CF	UNITED STATES OF AMERICA
Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CF	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CF	CHINA
H.C. Starck Co., Ltd.	CID002544	CF	THAILAND
H.C. Starck Hermsdorf GmbH	CID002547	CF	GERMANY
H.C. Starck Inc.	CID002548	CF	UNITED STATES OF AMERICA

H.C. Starck Ltd.	CID002549	CF	JAPAN
H.C. Starck Smelting GmbH & Co. KG	CID002550	CF	GERMANY
H.C. Starck Tantalum and Niobium GmbH	CID002545	CF	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CF	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CF	CHINA
Jiangxi Tuohong New Raw Material	CID002842	CF	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CF	CHINA
Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	CF	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CF	CHINA
KEMET Blue Metals	CID002539	CF	MEXICO
KEMET Blue Powder	CID002568	CF	UNITED STATES OF AMERICA
LSM Brasil S.A.	CID001076	CF	BRAZIL
Metallurgical Products India Pvt., Ltd.	CID001163	CF	INDIA
Mineracao Taboca S.A.	CID001175	CF	BRAZIL
Mitsui Mining and Smelting Co., Ltd.	CID001192	CF	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CF	CHINA
NPM Silmet AS	CID001200	CF	ESTONIA
Power Resources Ltd.	CID002847	CF	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
QuantumClean	CID001508	CF	UNITED STATES OF AMERICA
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CF	CHINA
Solikamsk Magnesium Works OAO	CID001769	CF	RUSSIAN FEDERATION
Taki Chemical Co., Ltd.	CID001869	CF	JAPAN
Telex Metals	CID001891	CF	UNITED STATES OF AMERICA
Ulba Metallurgical Plant JSC	CID001969	CF	KAZAKHSTAN
XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CF	CHINA
Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CF	CHINA
Tin
Alpha	CID000292	CF	UNITED STATES OF AMERICA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CF	CHINA
China Tin Group Co., Ltd.	CID001070	CF	CHINA
CV Ayi Jaya	CID002570	CF	INDONESIA
CV Dua Sekawan	CID002592	CF	INDONESIA
CV Gita Pesona	CID000306	CF	INDONESIA
PT Premium Tin Indonesia	CID000313	CF	INDONESIA
PT Rajehan Ariq	CID002593	CF	INDONESIA
CV United Smelting	CID000315	CF	INDONESIA
CV Venus Inti Perkasa	CID002455	CF	INDONESIA
Dowa	CID000402	CF	JAPAN
EM Vinto	CID000438	CF	BOLIVIA
Fenix Metals	CID000468	CF	POLAND
Gejiu Fengming Metallurgy Chemical Plant	CID002848	CF	CHINA
Gejiu Jinye Mineral Company	CID002859	CF	CHINA
Gejiu Kai Meng Industry and Trade LLC	CID000942	CF	CHINA

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CF	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CF	CHINA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CF	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CF	CHINA
HuiChang Hill Tin Industry Co., Ltd.	CID002844	CF	CHINA
Huichang Jinshunda Tin Co., Ltd.	CID000760	CF	CHINA
Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CF	CHINA
Magnu's Minerais Metais e Ligas Ltda.	CID002468	CF	BRAZIL
Malaysia Smelting Corporation (MSC)	CID001105	CF	MALAYSIA
Melt Metais e Ligas S.A.	CID002500	CF	BRAZIL
Metallic Resources, Inc.	CID001142	CF	UNITED STATES OF AMERICA
Metallo Belgium N.V.	CID002773	CF	BELGIUM
Metallo Spain S.L.U.	CID002774	CF	SPAIN
Mineracao Taboca S.A.	CID001173	CF	BRAZIL
Minsur	CID001182	CF	PERU
Mitsubishi Materials Corporation	CID001191	CF	JAPAN
Jiangxi New Nanshan Technology Ltd.	CID001231	CF	CHINA
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	CF	THAILAND
O.M. Manufacturing Philippines, Inc.	CID002517	CF	PHILIPPINES
Operaciones Metalurgical S.A.	CID001337	CF	BOLIVIA
PT Aries Kencana Sejahtera	CID000309	CF	INDONESIA
PT Artha Cipta Langgeng	CID001399	CF	INDONESIA
PT ATD Makmur Mandiri Jaya	CID002503	CF	INDONESIA
PT Babel Inti Perkasa	CID001402	CF	INDONESIA
PT Bangka Prima Tin	CID002776	CF	INDONESIA
PT Bangka Tin Industry	CID001419	CF	INDONESIA
PT Belitung Industri Sejahtera	CID001421	CF	INDONESIA
PT Bukit Timah	CID001428	CF	INDONESIA
PT DS Jaya Abadi	CID001434	CF	INDONESIA
PT Eunindo Usaha Mandiri	CID001438	CF	INDONESIA
PT Inti Stania Prima	CID002530	CF	INDONESIA
PT Karimun Mining	CID001448	CF	INDONESIA
PT Kijang Jaya Mandiri	CID002829	CF	INDONESIA
PT Lautan Harmonis Sejahtera	CID002870	CF	INDONESIA
PT Menara Cipta Mulia	CID002835	CF	INDONESIA
PT Mitra Stania Prima	CID001453	CF	INDONESIA
PT Panca Mega Persada	CID001457	CF	INDONESIA
PT Prima Timah Utama	CID001458	CF	INDONESIA
PT Refined Bangka Tin	CID001460	CF	INDONESIA
PT Sariwiguna Binasentosa	CID001463	CF	INDONESIA
PT Stanindo Inti Perkasa	CID001468	CF	INDONESIA
PT Sukses Inti Makmur	CID002816	CF	INDONESIA
PT Sumber Jaya Indah	CID001471	CF	INDONESIA
PT Timah (Persero) Tbk Kundur	CID001477	CF	INDONESIA
PT Timah (Persero) Tbk Mentok	CID001482	CF	INDONESIA
PT Tinindo Inter Nusa	CID001490	CF	INDONESIA
PT Tommy Utama	CID001493	CF	INDONESIA
Resind Industria e Comercio Ltda.	CID002706	CF	BRAZIL

Rui Da Hung	CID001539	CF	TAIWAN, PROVINCE OF CHINA
Soft Metais Ltda.	CID001758	CF	BRAZIL
Thaisarco	CID001898	CF	THAILAND
White Solder Metalurgia e Mineracao Ltda.	CID002036	CF	BRAZIL
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CF	CHINA
Yunnan Tin Company Limited	CID002180	CF	CHINA
Tungsten
A.L.M.T. TUNGSTEN Corp.	CID000004	CF	JAPAN
ACL Metais Eireli	CID002833	CF	BRAZIL
Asia Tungsten Products Vietnam Ltd.	CID002502	CF	VIET NAM
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CF	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CF	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CID000499	CF	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CF	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CF	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CF	CHINA
Global Tungsten & Powders Corp.	CID000568	CF	UNITED STATES OF AMERICA
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CF	CHINA
H.C. Starck Smelting GmbH & Co. KG	CID002542	CF	GERMANY
H.C. Starck Tungsten GmbH	CID002541	CF	GERMANY
Hunan Chenzhou Mining Co., Ltd.	CID000766	CF	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CF	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CF	CHINA
Hydrometallurg, JSC	CID002649	CF	RUSSIAN FEDERATION
Japan New Metals Co., Ltd.	CID000825	CF	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CF	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CF	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CF	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CF	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CF	CHINA
Kennametal Fallon	CID000966	CF	UNITED STATES OF AMERICA
Kennametal Huntsville	CID000105	CF	UNITED STATES OF AMERICA
Malipo Haiyu Tungsten Co., Ltd.	CID002319	CF	CHINA
Niagara Refining LLC	CID002589	CF	UNITED STATES OF AMERICA
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	CF	VIET NAM
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	CF	VIET NAM
Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	CF	VIET NAM
Wolfram Bergbau und Hutten AG	CID002044	CF	AUSTRIA
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CF	CHINA
Xiamen Tungsten Co., Ltd.	CID002082	CF	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CF	CHINA

“CF” indicates that the smelter is audited and certified conflict free by the Responsible Minerals Assurance Process.

Countries of origin that these facilities may source conflict minerals include:

L1: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe.

L2: Kenya, Mozambique, South Africa

L3: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia

DRC: Democratic Republic of Congo

Future Steps

We have communicated our expectations, as reflected in our Conflict Minerals Policy, to our contract manufacturers and other suppliers. We have continued to engage with our Tier 1 suppliers to update their information on the source and chain of custody of conflict minerals in our supply chain and to require that all smelters utilized agree to participate in the Responsible Minerals Assurance Process or equivalent program.